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                                                                  Exhibit 10.25



                                 LEASE AMENDMENT
                                 ---------------



         NORTHERN MANCHESTER TRUST, c/o John H. Halvorsen, Trustee, One Sundial Avenue, Suite 510, Manchester, New Hampshire 03103 ("Lessor") and Summa Four, Inc., 25 Sundial Avenue, Manchester, New Hampshire 03103 ("Lessee"), are parties to a certain Lease Agreement dated July 18, 1990 (the "Lease").

         WHEREAS, the Lessor and Lessee have from time to time amended the Lease and most recently amended it on August 31, 1994 (the "August 31, 1994 Amendment");

         WHEREAS, the August 31, 1994 Amendment extended the term of the Lease until August 31, 1996;

         WHEREAS, the Lessee presently leases 48,690 rentable square feet (RSF) and has agreed to lease an additional 21,854 RSF on the fourth floor of the west wing (total 70,554 RSF);

         WHEREAS, the parties also desire, inter alia, to extend the term of the Lease and to change the Lease rate;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein the Lessor and Lessee agree as follows:

         1. Commencing September 1, 1995, the Lessee shall lease an additional 21,854 RSF on the fourth floor west wing such that the total space leased is 70,554 RSF.

         2. The term for the entire 70,554 RSF shall be until August 31, 1998. There shall be no early termination or free rent provisions applicable to this lease term notwithstanding the terms of the Lease or previous amendments thereto.

         3. The lease rate for the entire 70,554 RSF shall be modified as follows:

Period                     Base Rent          Annual              Monthly
------                     ---------          -----------         ----------
9/1/95 - 8/31/96           $4.50 NNN          $317,493.00         $26,457.75
9/1/96 - 8/31/97           $4.75 NNN          $335,131.50         $27,927.63
9/1/97 - 8/31/98           $5.00 NNN          $352,770.00         $29,397.50

         4. The Lessee's pro rata operating expense and tax expense share (the so called triple net or "NNN" charges) shall be 26.80% and shall be in addition to the

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Base Rent in paragraph #3 of this Lease Amendment and shall be billed monthly.
(Current NNN charges are approximately $3.05/RSF).

         5. The Lessee shall pay its full pro rata share of the NNN charges which shall not be limited or reduced by paragraph 7 of Exhibit H of the Lease.

         6. The Additional Space is leased "as is" without any fit-up or improvement. The furnishings currently located in the Additional Space shall be removed at no expense to Lessee. In the event that the removal of the furnishings damages the Additional Space, it shall be repaired at no expense to Lessee.

         7.       a.       Lessee will maintain its current allotment of
ninety (90) dedicated parking spaces. Lessor shall provide adequate North Wing and Center Courtyard parking to meet the Tenant's requirements. Failure of Lessor to provide such adequate parking as required by Tenant shall constitute an event subject to paragraph 2, Exhibit C.

                  b. Paragraph 2, Exhibit C, 3rd and 4th sentences are modified as follows:

                  Landlord agrees that in the event that Tenant determines that it does not have sufficient or adequate parking available it shall have the right to submit the question for arbitration. Upon a final finding from arbitration that there is insufficient or inadequate parking for the Tenant, Landlord shall be required to correct the problem by making additional or adequate parking available to Tenant.

                  c. Add a new sentence to the end of Paragraph 2, Exhibit C:

                  In the event Landlord fails to perform any material obligation under the Lease, including compliance with a decision rendered in arbitration, such failure or non-compliance shall be considered an event of default which, if not cured by Landlord within 30 days of written notice thereof from Tenant, shall entitle Tenant to pursue all of the rights and remedies it may have in law or in equity.

         8.       Paragraph 11.12 of the Lease is hereby deleted.

         9. Lessor covenants and agrees that Lessee, so long as it shall not be in default hereunder, shall and may, at all times during the term, peaceably and quietly have, hold, occupy and enjoy the Premises pursuant to the terms of the Lease Amendments thereto.


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         10.      a.       Within ninety (90) days after the end of every
calendar year during the term of this lease agreement, Lessor shall provide Lessee with a written statement of Lessee's pro rata share of the actual NNN expenses incurred by Lessor and NNN charges paid by Lessee for that year.

                  b. Lessee shall have the right to review Lessor's statements at any time within three (3) months after Lessor has provided statements to Lessee, and upon Lessee's request, Lessor shall make available for inspection copies of invoices and statements evidencing all such NNN expenses.

                  c. LESSEE'S RESPONSIBILITY FOR REAL ESTATE TAXES: Lessee shall be responsible for the payment of its pro rata share of the Real Estate Taxes assessed against the Premises (i.e., 26.80%) for the period of occupancy of the Demised Premises by Lessee, as may be evidenced by invoices, bills or statements received by or submitted to Lessee evidencing billings by the appropriate taxing governmental authority and relating and pertaining to the Demised Premises and/or the Premises. Payment of said Real Estate Taxes shall be made to Lessor based upon a calendar year and made on the first (1st) day of each calendar month without notice, setoff or deduction whatsoever for each full calendar month of the term of this Lease Agreement.

         If Lessee's share of Lessor's Real Estate Taxes for the Demised Premises exceed(s) estimated Real Estate Tax payments by Lessee for any calendar year or part thereof of the term, Lessor shall send notice, a copy of the applicable tax bill(s) and an explanation thereof, to Lessee during the month of December during the term. Lessee shall pay to Lessor as additional rent the amount of such excess within thirty (30) days of receipt of written notice, a copy of the applicable tax bill(s) and an explanation thereof from Lessor, failing which payment Lessee shall be responsible for payment of any such penalty, interest or late charges or assessments incurred by Lessor for tardy payment. If Lessee's share of the Real Estate Taxes for the Demised Premises is less than the estimated Real Estate Taxes made by Lessee for any year or part thereof during the term, Lessor shall pay Lessee the difference within thirty
(30) days of Lessor's computation of Real Estate Taxes. Lessor's Real Estate Taxes for the Demised Premises shall mean any form of real estate tax, assessment, license fee, levy or tax imposed by any authority or agency having the direct or indirect power to tax. Lessor's reasonable determination as to whether such expenses are attributed to the Demised Premises shall be conclusive and binding upon the parties hereto.

         In the event no billings for Real Estate Taxes have been received by Lessor for the Demised Premises at the time of Lessee's commencement of occupancy, or in the event such billings are not received prior to the time of Lessee's vacating the Demised Premises, or both, Lessee's responsibility to pay, and Lessor's responsibility to refund, such Real Estate Taxes, shall be based upon the Real Estate Tax rate for the Premises as displayed in the most recent Real Estate Tax billings first preceding the

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applicable period of occupancy. Upon Lessee's request, Lessor shall provide
Lessee with copies of receipted real property tax bills for the Premises and/or the Demised Premises from time to time during the term of this Lease Agreement.

                  d. COMMON AREA MAINTENANCE AND EXPENSE CHARGES: In addition to its proportionate share of Real Estate Taxes, Lessee shall be responsible for the payment of costs of and for any ordinary assessments, ordinary maintenance or ordinary utility assessments charged as against the Demised Premises or Lessee's proportionate share of the Premises (i.e. 26.80%), in the form of assessments Lessor is otherwise bound to pay. Lessee's liability for such assessments shall be limited to its proportionate share of the total area of the Premises (i.e. 26.80%). The cost of special assessments for capital improvements shall be amortized over such maximum period as permitted by Federal Income Tax Law (the "useful life"). For the purposes hereof the term "capital improvements(s)" shall mean any improvement which would constitute a capital improvement or a capital item under generally accepted accounting principles, and shall not include normal repair, replacement and maintenance of the building. In the event a capital improvement is made to the existing Premises or the Demised Premises, Lessee shall pay to Lessor each month during the term of the Lease Agreement (and any extension or renewal) an amount equal to the cost of the capital improvement divided by the period of its useful life expressed in months, the quotient of which shall be multiplied by the then-existing percentage of Lessee's share of Common Area Maintenance and Expense Charges for the term of the Lease Agreement (as the same may be adjusted from time to time). For any periods during the Lease Agreement term in which Lessee must pay for a capital contribution for a partial month, Lessee's share shall be prorated for that partial month. In addition to the foregoing the Lessee shall not be liable for any capital improvements, fees, costs or expenses incurred by Lessor in improving anything other than the existing Premises and/or the Demised Premises.

         If Lessee's actual share of Lessor's Common Area Maintenance and Expense Charges for the Demised Premises (i.e. 26.80%) exceeds Lessee's estimated payments for any calendar year or part thereof during the term of this Lease Agreement, Lessee shall pay to the Lessor as additional rent the amount of such excess within thirty (30) days after receipt of notice from Lessor of such amount, such notice to be delivered during the month of February of any particular term, contain a reasonably detailed description and itemization of such operating expenses which have increased, set forth the actual amounts of such increases and set forth the computation of Lessee's proportionate share of such increases. If Lessee's share of Common Area Maintenance and Expense Charges for the Demised Premises is less than the estimated payments made by Lessee for any year or part thereof of the term, Lessor shall provide Lessee with notice and the other information as described immediately above and shall pay Lessee the difference within thirty (30) days of Lessor's computation of Common Area Maintenance and Expense Charges and/or operating expenses. Lessee's share of Lessor's operating expenses for the Premises is hereby

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defined to be 26.80%. Lessor's operating expenses for the Premises shall include but not be limited to insurance, management, interior and exterior maintenance and repair costs, including, without limitation, interior and exterior repainting, refurnishing, maintenance of roofs, windows and doors, snowplowing of driveways and parking lots, maintenance of roadways, walls and parking areas, care of shrubbery and general grounds upkeep, rubbish removal, interior and exterior cleaning, and the cost of utilities for providing common area electric, lighting and heat and property identification signs, but excluding therefrom, structural repairs and depreciation of the Premises, the Demised Premises or any portion thereof. Such expenses shall include all such costs incurred in connection with appurtenant easements or additional land hereafter added to the Premises, so long as Lessee, directly or indirectly benefits from same. Upon Lessee's request, Lessor shall make available for inspection at management's office copies of invoices evidencing all such maintenance charges and operating expenses.

         11. All other terms and conditions of the Lease and Amendments not modified herein shall remain in full force and effect.


                                       LESSOR:
                                       NORTHERN MANCHESTER TRUST


                                         /s/ John H. Halvorsen
---------------------------            ---------------------------------------
Witness                                By:  John H. Halvorsen
                                       Its:  Trustee
                                       Duly Authorized


                                       LESSEE:
                                       SUMMA FOUR, INC.


  /s/ L.C. Kellog                        /s/ Barry Gorsun
---------------------------            ---------------------------------------
Witness L.C. Kellog                    By: Barry Gorsun
                                       Its: Chairman
                                       Duly Authorized


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